UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

AVIDBANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	001-42792	26-1731009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1732 North First Street, 6th Floor San Jose, CA	95112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 200-7390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading Symbol	which registered
Common Stock, no par value per share	AVBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ms. Lisa Hendrickson has served on the board of directors of Avidbank Holdings, Inc. (the “Company”) and Avidbank, a California state-chartered bank and a wholly-owned subsidiary of the Company (the “Bank”) since 2006. On November 14, 2025, Ms. Hendrickson submitted her notice of resignation, to be effective December 31, 2025, as a member of the board of directors of the Company and the Bank. Ms. Hendrickson’s decision to resign was due to her personal reasons and not over any disagreement with the Company’s board of directors or management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2025	AVIDBANK HOLDINGS, INC.

	By:	/s/ Victor DeMarco
	Name:	Victor DeMarco
	Title:	Executive Vice President and Chief Legal Officer

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